CITIGROUP DIVERSIFIED FUTURES FUND L.P.
                                   Supplement
                            dated May 22, 2003 to the
                       Prospectus and Disclosure Document
                              dated March 27, 2003

Effective May 19, 2003, the general partner's business address, telephone and facsimile numbers are:

                                 399 Park Avenue
                                  Seventh Floor
                            New York, New York 10022
                             Telephone: 212-559-2011
                             Facsimile: 212-793-1969